SECURITIES AND EXCHANGE COMMISSION



                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                  July 26, 2002
                (Date of Report, date of earliest event reported)



                                   VALHI, INC.
             (Exact name of Registrant as specified in its charter)



      Delaware                    1-5467                           87-0110150
    (State or other              (Commission                     (IRS Employer
   jurisdiction of               File Number)                    Identification
    incorporation)                                                    No.)



       5430 LBJ Freeway, Suite 1700, Dallas, TX                   75240-2697
     (Address of principal executive offices)                     (Zip Code)



                                 (972) 233-1700
              (Registrant's telephone number, including area code)



             (Former name or address, if changed since last report)

Item 5:        Other Events

         On July 26, 2002, the registrant sent a letter to the board of directors of Tremont Corporation, a Delaware corporation ("Tremont"), proposing (the "Proposal") a merger of the registrant and Tremont pursuant to which stockholders of Tremont, other than the registrant, would receive between 2 and
2.5 shares of the registrant's common stock, par value $0.01 per share, for each outstanding share of Tremont common stock held. A copy of the letter is attached hereto as Exhibit 99.1 and incorporated herein by reference. On July 26, 2002, the registrant issued a press release announcing the Proposal. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

         There is no assurance that any transaction will be consummated under the terms of the Proposal or otherwise.

         Tremont Group, Inc., a Delaware corporation ("TGI"), Tremont Holdings, LLC, a Delaware limited liability company ("TRE Holdings"), and the registrant are the direct holders of approximately 80.0%, 0.1% and 0.1%, respectively, of the outstanding shares of Tremont common stock. The registrant and TRE Holdings are the direct holders of 80.0% and 20.0%, respectively of the outstanding common stock of TGI. NL Industries, Inc., a New Jersey corporation ("NL"), is the sole member of TRE Holdings. The registrant and Tremont are the direct holders of approximately 61.7% and 20.9%, respectively, of the outstanding common stock of NL.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibit

              Item No.          Exhibit Index
              ----------        ----------------------------------------
              99.1              Letter dated July 26, 2002 from Valhi, Inc. to
                                the board of directors of Tremont Corporation

              99.2              Press release dated July 26, 2002 issued by
                                Valhi, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       VALHI, INC.
                                                       (Registrant)




                                                       By: /s/ Bobby D. O'Brien
                                                           --------------------
                                                           Bobby D. O'Brien
                                                           Vice President




Date:  July 29, 2002